EXHIBIT 3.1
                                 AMENDMENT NO. 1
                                       TO
                       SECOND AMENDED AND RESTATED BY-LAWS
                                       OF
                              ATWOOD OCEANICS, INC.



         The Second Amended and Restated By-laws of Atwood Oceanics, Inc., a Texas corporation (the "Corporation"), adopted May 5, 2006, as amended (the "Bylaws"), are hereby amended as of June 7, 2007, as follows:

1. Article VIII, Section 1 of the Bylaws is hereby deleted in its entirety, and the following provision is substituted in its place and stead:

     (a) "Stock Certificates. Shares may be certificated or uncertificated. Uncertificated shares shall be issued in such form and recorded and maintained as shall be approved by the Board of Directors. For certificated shares, the certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares. Every holder of stock in the Corporation shall be entitled, but not required, to have a certificate signed by, or in the name of the Corporation by the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation, with the seal of the Corporation or a facsimile thereof impressed or printed thereon. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used or placed on any such certificate or certificates shall have ceased to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate is, or such certificates are, issued, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon was or were such officer or officers at the time of issuance thereof, and with the same effect as if he or they were such officer or officers at the date of issuance thereof."

         I, the Secretary of Atwood Oceanics, Inc., by signing this document, certify that this document contains a true and correct copy of an amendment to

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the Bylaws adopted by resolution at a meeting of the Board of Directors of
Atwood Oceanics, Inc. on June 7, 2007, acting pursuant to Article X, Section 1 of the Bylaws of Atwood Oceanics, Inc.



                                   /s/James M. Holland
                                   James M. Holland, Secretary




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